ETHOS ENVIRONMENTAL, INC.
SARBANES-OXLEY ACT SECTION 906 CERTIFICATION

In connection with this quarterly report on Form 10-QSB of Ethos Environmental, Inc. for the period ended September 30, 2006, I, Enrique de Vilmorin, Chief Executive Officer, President and Chairman of Ethos Environmental, Inc., hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Form 10-QSB for the period ended September 30, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in this Form 10-QSB for the period ended September 30, 2006 fairly presents, in all material respects, the financial condition and results of operations of Ethos Environmental, Inc. for the period(s) presented therein.

Date: November 20, 2006

/s / Enrique de Vilmorin

Enrique de Vilmorin
Chief Executive Officer, President and Chairman
(Principal Executive Officer)